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                                                                   Exhibit 99(d)

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                      THE VICTORY VARIABLE INSURANCE FUNDS

                                       AND

                            KEY ASSET MANAGEMENT INC.

         This INVESTMENT ADVISORY AGREEMENT made as of the 16th day of October, 1998, by and between The Victory Variable Insurance Funds (the "Trust"), on behalf of the Funds listed in Schedule A (each a "Fund" and collectively, the "Funds"), a Delaware business trust which may issue one or more series of shares of beneficial interest, and Key Asset Management Inc., a New York corporation (the "Adviser").

         WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the Funds and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

         (a) General. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         (b) Employees of Affiliates. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws and are under the control of KeyCorp, the indirect parent of the Adviser; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

         2. DELIVERY OF DOCUMENTS. The Trust has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

         (a)      the Trust's Trust Instrument;

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         (b)      the Bylaws of the Trust;

         (c) resolutions of the Board of Trustees of the Trust (the "Board") authorizing the execution and delivery of this Agreement;

         (d) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Securities and Exchange Commission (the "Commission"); and

         (e) the currently effective Prospectus and Statement of Additional Information of the Trust.

         3.       INVESTMENT ADVISORY SERVICES.

         (a) Management of the Funds. The Adviser hereby undertakes to act as investment adviser to the Funds. The Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

                  (i) supervise all aspects of the operations of the Trust and the Funds;

                  (ii) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds' investment programs, and the issuers of securities included in the Funds' investment portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in the Funds' investment portfolios;

                  (iii) determine which issuers and securities shall be included in each of the Funds;

                  (iv) furnish a continuous investment program for the Funds;

                  (v) in its discretion and without prior consultation with the Trust, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of the Funds; and

                  (vi) take, on behalf of the Funds, all actions the Adviser may deem necessary in order to carry into effect such investment program and the Adviser's functions as provided above, including the making of appropriate periodic reports to the Board.

         (b) Covenants. The Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) the Funds' Prospectus and Statement of Additional Information in effect from time to time; (ii) the Trust's Trust Instrument, Bylaws or


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                  other governing instruments, as amended from time to time;
                  (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Trust with respect to the Funds and provided to the Adviser in writing. The Adviser agrees to use reasonable efforts to manage the Funds so that it will qualify, and continue to qualify, as a regulated investment company under Subchapters L and M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Board. The management of the Funds by the Adviser shall at all times be subject to the review of the Board.

         (c) Books and Records. Pursuant to applicable law, the Adviser shall keep the Funds' books and records required to be maintained by, or on behalf of, the Funds with respect to advisory services rendered hereunder. The Adviser agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records to the Funds upon the Funds' request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Funds required to be preserved by such Rule.

         (d) Reports, Evaluations and other Services. The Adviser shall furnish reports, evaluations, information or analyses to the Trust with respect to the Funds and in connection with the Adviser's services hereunder as the Board may request from time to time or as the Adviser may otherwise deem to be desirable. The Adviser shall make recommendations to the Board with respect to Trust policies, and shall carry out such policies as are adopted by the Board. The Adviser shall, subject to review by the Board, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

         (e) Purchase and Sale of Securities. The Adviser shall place all orders for the purchase and sale of Fund securities for the Funds with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Trust's policies and procedures applicable to the Funds. The Adviser shall use its best efforts to seek to execute Fund transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for the Funds on any particular transaction, nor shall the Adviser be under any duty to execute any order in a fashion either preferential to the Funds relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

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         (f)      Selection of Brokers or Dealers. In selecting brokers or
                  dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser, the Funds and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts over which it exercises investment discretion. The Adviser shall report to the Board of the Trust regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds.

         (g) Aggregation of Securities Transactions. In executing Fund transactions for the Funds, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Funds, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust's registration statement and the Funds' Prospectus and Statement of Additional Information. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Funds and such other clients.

         4.       REPRESENTATIONS AND WARRANTIES.

         (a) The Adviser hereby represents and warrants to the Trust as follows:

                  (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  (ii) The Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

                  (iii) The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser's obligations hereunder.

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         (b) The Trust hereby represents and warrants to the Adviser as follows:

                  (i) The Trust has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

                  (ii) The Trust is registered as an investment company with the Commission under the 1940 Act and shares of the Funds are registered for offer and sale to the public under the Securities Act of 1933 and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

         5. COMPENSATION. As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, the Funds shall pay to the Adviser out of Funds assets an annual fee, computed and accrued daily and paid in arrears on the first business day of every month, at the rate set forth opposite the Funds' name on Schedule A, which shall be a percentage of the average daily net assets of the Funds (computed in the manner set forth in the Funds' most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. In the event that the total expenses of the Funds exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Funds are qualified for offer and sale, the Adviser will bear the amount of such excess, except: (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Adviser shall not be required to bear the expenses of the Funds to an extent which would result in the Funds' or Trust's inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

         6. INTERESTED PERSONS. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust.

         7. EXPENSES. As between the Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when the Funds utilize a broker which provides brokerage and research services to the Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Trust's Trustees that are not employees of the Adviser;
(iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds' shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy

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material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto;
(x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Board; (xii) association membership dues authorized by the Board; and
(xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Funds' assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust's Trustees and officers.

         8. NON-EXCLUSIVE SERVICES; LIMITATION OF ADVISER'S LIABILITY. The services of the Adviser to the Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities. The Adviser and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, the Funds or any shareholder of the Funds in connection with the performance of this Agreement.

         9. EFFECTIVE DATE; MODIFICATIONS; TERMINATION. This Agreement shall become effective as of the date of execution hereof, provided that it shall have been approved by a majority of the outstanding voting securities of the Funds, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

         (a) The initial term of this Agreement shall be for two years. Thereafter, this Agreement shall continue in effect as to the Funds for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board or a majority of the outstanding voting shares of the Funds.

         (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. Such a termination by the Trust shall be

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                  effected to the Funds by vote of the Board or by vote of a majority of the outstanding voting securities of the Funds. This Agreement shall terminate automatically in the event of its assignment.

         10. LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS. The Adviser acknowledges the following limitation of liability:

         The terms "The Victory Variable Insurance Funds" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The Victory Variable Insurance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or the Funds must look solely to the assets of the Trust or Funds for the enforcement of any claims against the Trust or Funds.

         11. SERVICE MARK. The service mark of the Trust and the name "The Victory Variable Insurance Funds" (and derivatives thereof) have been licensed to the Trust by KeyCorp, through its subsidiary Key Trust Company ("Key Trust"), an affiliate of the Adviser, pursuant to a License Agreement dated ________________, and their continued use is subject to the right of Key Trust to withdraw this permission under the License Agreement in the event the Adviser or another subsidiary of KeyCorp is not the investment adviser to the Trust.

         12. CERTAIN DEFINITIONS. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

         13. INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

         14. STRUCTURE OF AGREEMENT. The Trust is entering into this Agreement on behalf of the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to the Funds severally and not jointly. No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

         (a) any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

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         (b)      under no circumstances shall the Adviser have the right to set off claims relating to the Funds by applying property of any other Fund; and

         (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies.

         This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

         15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

         16. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         17. NOTICES. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to 3435 Stelzer Road, Columbus, Ohio 43219-3035, Attention: Michael J. Sullivan; with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York, 10022, Attention: Carl Frischling, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: William G. Spears with a copy to William J. Blake, Esq., or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

THE VICTORY VARIABLE INSURANCE                KEY ASSET MANAGEMENT INC.
FUNDS

By:_________________________                  By: _________________________
     Michael J. Sullivan                           Kathleen A. Dennis
     Secretary                                     Senior Managing Director

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                                   SCHEDULE A

Name of Fund                                                Fee*
------------                                                ----

1.       Investment Quality Bond Fund                       0.20%

2.       Diversified Stock Fund                             0.30%

3.       Small Company Value Fund                           0.30%

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*        As a percentage of average daily net assets. Note, however, that the
         Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering investment advisory services by the Adviser, and shall be in writing and signed by the parties hereto.